NEWS RELEASE
FOR IMMEDIATE RELEASE

PolyOne Announces Third Quarter 2019 Results

•Revenue of $705 million compared to $729 million in the prior year quarter, as growth from acquisitions and composites partially offset weak demand
•GAAP EPS from continuing operations of $0.30 compared to $0.40 in the prior year quarter, primarily related to earn-out adjustments associated with previous acquisitions
•Adjusted EPS from continuing operations expands 7% to $0.44 from $0.41 in the prior year quarter, driven by a 5% increase in adjusted operating income
•Announced agreement to divest Performance Products and Solutions (PP&S) to streamline portfolio, improve specialty mix, and enable investments to accelerate growth
•Published first Sustainability Report, communicating the company’s ongoing progress and recent contributions to People, Products, Planet and Performance

CLEVELAND – October 22, 2019 - PolyOne Corporation (NYSE: POL) today reported its third quarter results for 2019, which reflect PP&S as a discontinued operation.

GAAP earnings per share from continuing operations were $0.30 in the third quarter of 2019 compared to $0.40 in the third quarter of 2018. Adjusted earnings per share from continuing operations increased 7% to $0.44 in the third quarter of 2019 compared to $0.41 for the third quarter of 2018.

“Our investments in sustainable solutions combined with our initiatives to control costs, are helping to offset weak demand across many end markets,” said Robert M. Patterson, Chairman, President and Chief Executive Officer, PolyOne Corporation. “Most notably, sales of composite technologies organically increased 8% over the prior year, and additives into the packaging market increased 3%."

The company noted ongoing weakness in demand, especially in Europe, which impacted both the SEM and Color segments. North America also softened in the third quarter primarily related to lower demand for select consumer end markets as trade uncertainty is impacting consumer sentiment. Consolidated revenue for the third quarter was $705 million, 3% below the third quarter of the prior year, as growth from acquisitions of 4% partially offset a 6% reduction in organic sales and a 1% reduction due to unfavorable foreign exchange.

As previously announced on August 19, PolyOne reached an agreement to divest its PP&S segment and confirms that the sale process is on track and the transaction is expected to be completed in the fourth quarter. The company expects approximately $600 million of after-tax proceeds from the sale.

“The divestment of PP&S is expected to close soon, which will reduce our exposure to more cyclical end markets and strengthen our balance sheet. This also provides us greater financial flexibility to continue building our portfolio with higher growth specialty and sustainable solutions,” Mr. Patterson said.

Sustainability remains a focus and key area of investment. To articulate the company’s strategy and recent contributions to sustainability initiatives, PolyOne yesterday issued its first Sustainability Report. Available at www.polyone.com/sustainability, the report captures performance and progress in PolyOne’s four cornerstones of sustainability: People, Products, Planet and Performance. “We’re very excited to share some of the many examples of how our global associates are helping customers overcome their challenges and achieve their sustainability goals,” Mr. Patterson said.

The Company plans to provide additional details on its third quarter performance and outlook for the balance of the year during its regularly scheduled conference call with analysts and investors.

Conference Call

The company will conduct a conference call at 8:00 a.m. Eastern Time on October 22, 2019. To participate in the conference call, dial 1-844-835-7433 (domestic) or 1-914-495-8589 (international) and provide conference ID number 3550849. A simultaneous webcast of the call will be accessible via the company’s website at www.polyone.com/investor.

A recording of the call will also be available for one week, beginning at 12:00 p.m. Eastern Time on October 22, 2019. To listen to this recording, dial 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and enter conference ID number 3550849.

About PolyOne
PolyOne Corporation (NYSE: POL), with 2018 revenues of $3.5 billion, is a premier provider of specialized polymer materials, services and solutions. The company adds value to global customers and improves sustainability through formulating materials, such as:
•Barrier technologies that preserve the shelf-life and quality of food, beverages, medicine and other perishable goods through high-performance materials that require less plastic
•Light-weighting solutions that replace heavier traditional materials like metal, glass and wood, which can improve fuel efficiency in all modes of transportation
•Breakthrough technologies that minimize wastewater and improve the recyclability of materials and packaging across a spectrum of end uses
PolyOne employs approximately 6,900 associates, is certified ACC Responsible Care® and Great Place to Work®, and is a founding member of the Alliance to End Plastic Waste. For more information, visit www.polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,”

“project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: the time required to consummate the proposed divestiture of the PP&S segment; the satisfaction or waiver of conditions in the sale agreement; any material adverse changes in the business supporting the PP&S assets being sold; the ability to consummate the proposed divestiture; our ability to identify and evaluate acquisition targets and consummate and integrate acquisitions; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; changes in polymer consumption growth rates and laws and regulations regarding plastics in jurisdictions where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply, and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to raise or sustain prices for products or services; an ability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to acquisition and integration, working capital reductions, costs reductions and employee productivity goals; information systems failures and cyberattacks; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

# # #

To access PolyOne’s news library online, please visit www.polyone.com/news.

Investor Relations Contact:
Joe Di Salvo
Vice President, Treasurer and Investor Relations
PolyOne Corporation
+1 440-930-1921
giuseppe.disalvo@polyone.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
PolyOne Corporation
+1 440-930-3162
kyle.rose@polyone.com

Attachment 1
PolyOne Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Sales	$705.3	$729.0	$2,204.1	$2,203.9
Operating income	43.1	48.7	136.3	148.4
Net income from continuing operations attributable to PolyOne shareholders	23.5	32.5	69.1	89.0
Basic earnings per share from continuing operations attributable to PolyOne shareholders	$0.31	$0.41	$0.89	$1.11
Diluted earnings per share from continuing operations attributable to PolyOne shareholders	$0.30	$0.40	$0.89	$1.10

Senior management uses comparisons of adjusted net income from continuing operations attributable to PolyOne shareholders and diluted adjusted earnings per share (EPS) from continuing operations attributable to PolyOne shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

With respect to our forecasted results for full-year 2019 adjusted EPS, the Company does not provide a reconciliation of this forward-looking non-GAAP financial measure because it is not possible for the Company to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, restructuring costs, environmental remediation costs, acquisition-related costs, and other non-routine costs. Each of such adjustments has not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

	Three Months Ended September 30, 2019		Three Months Ended September 30, 2018
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to PolyOne shareholders	$23.5	$0.30	$32.5	$0.40
Special items, after tax (Attachment 3)	10.5	0.14	0.5	0.01
Adjusted net income / EPS - excluding special items	$34.0	$0.44	$33.0	$0.41

	Nine Months Ended September 30, 2019		Nine Months Ended September 30, 2018
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to PolyOne shareholders	$69.1	$0.89	$89.0	$1.10
Special items, after tax (Attachment 3)	35.9	0.46	13.0	0.16
Adjusted net income / EPS - excluding special items	$105.0	$1.35	$102.0	$1.26

Attachment 2
PolyOne Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Sales	$705.3	$729.0	$2,204.1	$2,203.9
Cost of sales	544.8	571.8	1,700.2	1,720.0
Gross margin	160.5	157.2	503.9	483.9
Selling and administrative expense	117.4	108.5	367.6	335.5
Operating income	43.1	48.7	136.3	148.4
Interest expense, net	(15.5)	(15.6)	(47.6)	(47.2)
Debt extinguishment costs	—	—	—	(0.1)
Other income, net	0.6	0.7	1.4	2.0
Income from continuing operations before income taxes	28.2	33.8	90.1	103.1
Income tax expense	(4.6)	(1.3)	(20.8)	(14.2)
Net income from continuing operations	23.6	32.5	69.3	88.9
Income from discontinued operations, net of income taxes	19.5	17.7	54.2	59.4
Net income	$43.1	$50.2	$123.5	$148.3
Net (income) loss attributable to noncontrolling interests	(0.1)	—	(0.2)	0.1
Net income attributable to PolyOne common shareholders	$43.0	$50.2	$123.3	$148.4

Earnings per common share attributable to PolyOne common shareholders - Basic:
Continuing operations	$0.31	$0.41	$0.89	$1.11
Discontinued operations	0.25	0.22	0.71	0.74
Total	$0.56	$0.63	$1.60	$1.85
Earnings per common share attributable to PolyOne common shareholders - Diluted:
Continuing operations	$0.30	$0.40	$0.89	$1.10
Discontinued operations	0.26	0.22	0.69	0.74
Total	$0.56	$0.62	$1.58	$1.84

Weighted-average shares used to compute earnings per common share:
Basic	76.9	79.8	77.3	80.1
Diluted	77.4	80.7	77.8	80.8

Cash dividends declared per share of common stock	$0.195	$0.175	$0.585	$0.525

Attachment 3
PolyOne Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cost of sales:
Restructuring costs	$—	$(0.1)	$0.3	$(0.5)
Environmental remediation costs	(6.4)	(7.4)	(10.4)	(19.2)
Reimbursement of previously incurred environmental costs	4.0	1.5	4.0	3.8
Acquisition related costs	—	—	(2.0)	(1.8)
Impact on cost of sales	(2.4)	(6.0)	(8.1)	(17.7)

Selling and administrative expense:
Restructuring, legal and other	(3.0)	(1.5)	(15.0)	(12.2)
Acquisition earn-out adjustments	(10.0)	—	(20.7)	—
Acquisition related costs	(1.0)	(0.7)	(3.3)	(2.7)
Impact on selling and administrative expense	(14.0)	(2.2)	(39.0)	(14.9)

Impact on operating income	(16.4)	(8.2)	(47.1)	(32.6)

Debt extinguishment costs	—	—	—	(0.1)
Other income, net	0.1	—	0.4	0.2
Impact on income from continuing operations before income taxes	(16.3)	(8.2)	(46.7)	(32.5)
Income tax benefit on above special items	4.1	2.9	11.5	9.2
Tax adjustments(2)	1.7	4.8	(0.7)	10.3
Impact of special items on net income from continuing operations attributable to PolyOne Shareholders	$(10.5)	$(0.5)	$(35.9)	$(13.0)

Diluted earnings per common share impact	$(0.14)	$(0.01)	$(0.46)	$(0.16)

Weighted average shares used to compute adjusted earnings per share:
Diluted	77.4	80.7	77.8	80.8

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax benefit/(expense) from one-time income tax items, the set-up or reversal of uncertain tax position reserves and deferred income tax valuation allowance adjustments.

Attachment 4
PolyOne Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$199.6	$170.9
Accounts receivable, net	368.7	347.2
Inventories, net	281.6	284.6
Current assets held for sale	265.5	129.7
Other current assets	58.4	66.4
Total current assets	1,173.8	998.8
Property, net	386.0	384.5
Goodwill	682.6	639.1
Intangible assets, net	475.8	422.4
Operating lease assets, net	65.0	—
Non-current assets held for sale	—	124.5
Other non-current assets	163.0	154.0
Total assets	$2,946.2	$2,723.3

Liabilities and Equity
Current liabilities:
Short-term and current portion of long-term debt	$18.6	$19.4
Accounts payable	289.3	305.0
Current operating lease obligations	20.7	—
Current liabilities held for sale	105.2	104.5
Accrued expenses and other current liabilities	191.7	128.7
Total current liabilities	625.5	557.6
Non-current liabilities:
Long-term debt	1,406.3	1,336.2
Pension and other post-retirement benefits	52.7	54.3
Non-current operating lease obligations	44.3	—
Non-current liabilities held for sale	—	3.3
Other non-current liabilities	225.2	231.3
Total non-current liabilities	1,728.5	1,625.1
Equity:
PolyOne shareholders’ equity	591.4	540.0
Noncontrolling interests	0.8	0.6
Total equity	592.2	540.6
Total liabilities and equity	$2,946.2	$2,723.3

Attachment 5

PolyOne Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Nine Months Ended September 30,
	2019	2018
Operating Activities
Net income	$123.5	$148.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	68.4	69.0
Debt extinguishment costs	—	0.1
Share-based compensation expense	8.7	8.3
Change in assets and liabilities, net of the effect of acquisitions:
Increase in accounts receivable	(12.7)	(70.6)
Decrease (increase) in inventories	20.0	(0.1)
Increase (decrease) in accounts payable	(28.3)	28.4
Decrease in pension and other post-retirement benefits	(7.0)	(7.7)
Increase (decrease) in accrued expenses and other assets and liabilities, net	26.0	(4.8)
Net cash provided by operating activities	198.6	170.9
Investing Activities
Capital expenditures	(47.9)	(51.2)
Business acquisitions, net of cash acquired	(119.6)	(98.6)
Sale of and proceeds from other assets	5.3	3.9
Net cash used by investing activities	(162.2)	(145.9)
Financing Activities
Borrowings under credit facilities	882.4	835.3
Repayments under credit facilities	(808.5)	(797.5)
Repayment of other debt	—	(16.4)
Purchase of common shares for treasury	(26.9)	(53.0)
Cash dividends paid	(45.7)	(42.1)
Repayment of long-term debt	(4.9)	(4.9)
Payments of withholding tax on share awards	(2.0)	(3.9)
Debt financing costs	(0.2)	(0.5)
Net cash used by financing activities	(5.8)	(83.0)
Effect of exchange rate changes on cash	(1.9)	(4.8)
Increase (decrease) in cash and cash equivalents	28.7	(62.8)
Cash and cash equivalents at beginning of period	170.9	243.6
Cash and cash equivalents at end of period	$199.6	$180.8

Attachment 6
PolyOne Corporation
Business Segment Operations (Unaudited)
(In millions)

Operating income at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Sales:
Color, Additives and Inks	$246.3	$261.0	$777.1	$805.6
Specialty Engineered Materials	183.0	166.7	568.2	495.3
Distribution	295.9	321.8	919.8	960.6
Corporate and eliminations	(19.9)	(20.5)	(61.0)	(57.6)
Sales	$705.3	$729.0	$2,204.1	$2,203.9

Gross margin:
Color, Additives and Inks	$83.7	$88.8	$264.5	$275.3
Specialty Engineered Materials	48.1	44.4	152.5	134.8
Distribution	32.7	31.4	101.1	95.2
Corporate and eliminations	(4.0)	(7.4)	(14.2)	(21.4)
Gross margin	$160.5	$157.2	$503.9	$483.9

Selling and administrative expense:
Color, Additives and Inks	$45.3	$47.7	$144.3	$146.8
Specialty Engineered Materials	27.8	25.5	85.2	74.7
Distribution	13.9	13.8	42.7	40.7
Corporate and eliminations	30.4	21.5	95.4	73.3
Selling and administrative expense	$117.4	$108.5	$367.6	$335.5

Operating income:
Color, Additives and Inks	$38.4	$41.1	$120.2	$128.5
Specialty Engineered Materials	20.3	18.9	67.3	60.1
Distribution	18.8	17.6	58.4	54.5
Corporate and eliminations	(34.4)	(28.9)	(109.6)	(94.7)
Operating income	$43.1	$48.7	$136.3	$148.4

Attachment 7
PolyOne Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation to Consolidated Statements of Income	2019	2018	2019	2018

Sales	$705.3	$729.0	$2,204.1	$2,203.9

Gross margin - GAAP	160.5	157.2	503.9	483.9
Special items in gross margin (Attachment 3)	2.4	6.0	8.1	17.7
Adjusted Gross margin	$162.9	$163.2	$512.0	$501.6

Adjusted Gross margin as a percent of sales	23.1%	22.4%	23.2%	22.8%

Operating income - GAAP	43.1	48.7	136.3	148.4
Special items in operating income (Attachment 3)	16.4	8.2	47.1	32.6
Adjusted Operating income	$59.5	$56.9	$183.4	$181.0

Adjusted Operating income as a percent of sales	8.4%	7.8%	8.3%	8.2%

The table below reconciles pre-special income tax expense and the pre-special effective tax rate to their most comparable US GAAP figures.

	Three Months Ended September 30, 2019			Three Months Ended September 30, 2018
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$28.2	$16.3	$44.5	$33.8	$8.2	$42.0

Income tax expense - GAAP	(4.6)	—	(4.6)	(1.3)	—	(1.3)
Income tax impact of special items (Attachment 3)	—	(4.1)	(4.1)	—	(2.9)	(2.9)
Tax adjustments (Attachment 3)	—	(1.7)	(1.7)	—	(4.8)	(4.8)
Income tax expense	$(4.6)	$(5.8)	$(10.4)	$(1.3)	$(7.7)	$(9.0)

Effective Tax Rate	16.3%		23.4%	3.8%		21.4%

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
	GAAP Results	Special Items	Adjusted Results	GAAP Results	Special Items	Adjusted Results

Income from continuing operations before income taxes	$90.1	$46.7	$136.8	$103.1	$32.5	$135.6

Income tax expense - GAAP	(20.8)	—	(20.8)	(14.2)	—	(14.2)
Income tax impact of special items (Attachment 3)	—	(11.5)	(11.5)	—	(9.2)	(9.2)
Tax adjustments (Attachment 3)	—	0.7	0.7	—	(10.3)	(10.3)
Income tax expense	$(20.8)	$(10.8)	$(31.6)	$(14.2)	$(19.5)	$(33.7)

Effective Tax Rate	23.1%		23.1%	13.8%		24.9%

Attachment 8
PolyOne Corporation
Impacts of Discontinued Operations on Earnings Per Share (Unaudited)

	Three Months Ended March 31,		Three Months Ended June 30,		Three Months Ended September 30,		Three Months Ended December 31,	Year Ended December 31,
	2019	2018	2019	2018	2019	2018	2018	2018

Estimated adjusted EPS from con't ops	$0.43	$0.39	$0.48	$0.46	$0.44	$0.41	$0.24	$1.51
Estimated adjusted EPS from disc ops	0.21	0.29	0.26	0.25	0.26	0.22	0.17	0.92
	$0.64	$0.68	$0.74	$0.71	$0.70	$0.63	$0.41	$2.43
Special items, before income taxes	(0.17)	(0.11)	(0.25)	(0.18)	(0.21)	(0.11)	(0.33)	(0.75)
Income tax benefit on special items	0.04	0.03	0.06	0.05	0.05	0.04	0.07	0.19
Tax adjustments	(0.02)	(0.01)	(0.01)	0.06	0.02	0.06	—	0.13
GAAP EPS	$0.49	$0.59	$0.54	$0.64	$0.56	$0.62	$0.15	$2.00

See Attachment 1 for details on the use by senior management of diluted adjusted earnings per share (EPS) from continuing operations attributable to PolyOne shareholders, excluding special items, to assess performance and facilitate comparability of results. See Attachment 3 for a definition and summary of special items and tax adjustments.